EXHIBIT 10.39

SUBLEASE AGREEMENT

This SUBLEASE is made as of this 11th day of November, 2004 between MICROSOFT CORPORATION, a Washington corporation ("Sublandlord"), and Dwango North America Corp., a Nevada corporation ("Subtenant").

Sublandlord is the successor tenant under that certain lease agreement dated January 9, 1998, as amended by First Amendment to Lease Agreement dated November 1, 1999; Second Amendment to Lease Agreement dated August 9, 2000; Third Amendment to Lease dated September 1, 2000, and Fourth Amendment to Lease dated September 30, 2001, with EOP-WTC, L.L.C. as the current landlord ("Landlord") (collectively, the "Master Lease"), for space (the "Master Space") located in the building (the "Building") described below:

Name of Building:	World Trade Center
Address:	2211 Elliott Avenue,
City, State and Zip Code:	Seattle WA 98101

A copy of the Master Lease is attached as Exhibit A.

The Building, and the land on which the Building is located, and the common areas in the Building and on the land are referred to collectively as the Property (the “Property”).

In consideration of the covenants and promises contained in this Sublease, the parties agree as follows:

1.    Subleased Premises.

1.1    Premises. Sublandlord agrees to sublease to Subtenant, and Subtenant agrees to sublease from Sublandlord, that portion of the Master Space shown in Exhibit B, consisting of approximately 15,000 rentable square feet on the sixth floor of the Building (the "Premises"). In addition to use of the Premises, Subtenant shall have the same rights of ingress and egress to the Premises, and any common areas and the benefit of any appurtenant easements and rights of way, all on such conditions and at such times as permitted by Landlord and granted under the Master Lease.

1.2    Furniture. Subtenant will use the furniture and telephone equipment (collectively, “Furniture”) currently located in the Premises during the Term. An inventory of the Furniture is attached hereto as Exhibit C. Subtenant acknowledges the Furniture is used, has been inspected by Subtenant, and is accepted as-is, where-is in its current condition without warranty, express of implied, of any kind. Subtenant shall be responsible for all damage or risk of loss regarding the Furniture.

2.    Term/ Sublandlord’s Early Termination Right. This Sublease shall commence on the later of substantial completion of tenant improvement or December 1, 2004 (the “Commencement Date”) and shall terminate at the end of the twenty-fourth (24th) month following the Commencement Date (the “Term”), which Term is less than the remaining term under the Master Lease. If Sublandlord has not, for any reason whatsoever (other than delays caused by Subtenant) substantially completed the tenant improvements (i.e. "Sublandlord’s Work”, as defined in Section 5 below) within sixty (60) days of receipt of Landlord’s consent, the Subtenant may terminate this Sublease on written notice to Sublandlord within thirty (30) days thereafter.

If Landlord has failed to deliver its written consent to this Sublease within twenty (20) days of Landlord’s receipt of the fully executed Sublease, Subtenant or Sublandlord shall, at the option of either, have the right to terminate this Sublease by written notice delivered to the other party within ten (10) days of such date and prior to delivery of Landlord’s consent, in which event this Sublease shall be of no further force and effect.

Sublandlord shall have the option to terminate this Sublease on four (4) months prior written notice to Subtenant ("Termination Notice"), provided that the Termination Notice may not be given prior to the fifteenth (15th) month after the Commencement Date, and provided, further, that Sublandlord shall pay to Subtenant, concurrently with the delivery of the Termination Notice, a termination fee in the amount of Twenty Four Thousand and 00/100 Dollars ($24,000.00).

3.    Rent.

3.1    Minimum Rent. Minimum Rent due one month following the Commencement Date through February 28, 2005 shall be Fifteen Thousand Eight Hundred Thirty-Three and 33/100 ($15,833.33) per month. Beginning March 1, 2005 Subtenant agrees to pay Sublandlord Minimum Rent in the amount of Twenty Thousand and 00/100 (20,000.00) per month. February 28, 2006; Beginning March 1, 2006 Subtenant agrees to pay Sublandlord Twenty-seven Thousand One Hundred Seven and 50/100 ($27,107.50) per month through the end of the Term. , all to be paid in advance on the first day of each month without any prior demand and without any deduction or offset whatsoever.

3.2    Additional Rent. During the Term, in addition to paying the Minimum Rent specified in Section 3.1 above, Subtenant shall, commencing as of January 1, 2006, pay its prorata share of the annual increases in Operating Costs (as defined in the Master Lease) above the actual costs for the 2005 calendar year ("Operating Cost Pass Through”) "Subtenant's Share" is determined to be 8.42%, based upon the ratio of the number of rentable square feet of the Premises (15,490 RSF) to the total number of rentable square feet leased by Sublandlord in the Building (183,927 RSF). Such payments by Subtenant, together with any and all other amounts payable by Subtenant to Sublandlord pursuant to the terms of this Sublease, are hereinafter referred to as the "Additional Rent." The calculation, payment and reconciliation of the Additional Rent payments by Subtenant and Sublandlord shall be made in the same manner as between Landlord and Sublandlord under the Master Lease. Sublandlord shall, at Sublandlord’s option, credit or refund to Subtenant Subtenant’s Share of any Additional Rent overpayments received by Sublandlord under the Master Lease, and Subtenant shall pay to Sublandlord any Additional Rent underpayments prior to the date due from Sublandlord under the Master Lease.

Any and all sums Subtenant is obligated to pay under the terms of this Sublease shall be construed as rent obligations in addition to the monthly rent set forth in this Sublease. In addition, such additional rent shall include a service charge of One Hundred Dollars ($100.00) for each of Subtenant's dishonored checks returned by the institution on which said checks are drawn. If, at any time during the term of this Sublease, Subtenant has tendered payment by check and Subtenant's bank has returned more than one such payment for any reason, including insufficient funds, Sublandlord may, at its option, require that all future payments be made by cashier's check.

4.    Prepaid Rent/Security Deposit. Subtenant has prepaid Minimum Rent for months two, three and six of the Term in the sum of $47,499.99. Additionally, Subtenant has deposited with Sublandlord the sum of $27,107.50 as a security deposit (the "Security Deposit”). The Security Deposit shall be held by Sublandlord as security for Subtenant's performance of all of the terms, covenants and conditions of this Sublease. If Subtenant defaults under any provision of this Sublease, Sublandlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any amount Sublandlord may spend by reason of Subtenant's default or to compensate Sublandlord for any loss or damage Sublandlord may suffer because of Subtenant's default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within ten (10) days after written demand, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. Sublandlord is not required to keep the Security Deposit separate from its general funds, and Subtenant is not entitled to interest on the Security Deposit. If Subtenant performs each of its obligations under this Sublease, the Security Deposit, or any balance thereof, shall be returned to Subtenant within forty five (45) days after the later of the expiration of the Term or the date Subtenant vacates the Premises. If Master Landlord consent to this Sublease is not obtained pursuant to the terms hereof, the Security Deposit shall be returned to Subtenant.

5.    Sublandlord’s Work and Alterations. Sublandlord, at its expense, will (a) construct a suitable entry for the Premises off the sixth floor elevator lobby, with materials and finishes consistent with those in the Premises and Building; (b) demise or secure the internal staircase between the sixth and fifth floors; (c) clean and if necessary repair all carpet in the Premises, and (d) patch walls if necessary and touch-up paint to match paint in the Premises ("Sublandlord’s Work”). Sublandlord's Work is more fully described on the plans and specifications for such work, prepared by Marvin Yamaguchi Architects and dated October 18, 2004 ("Plans and Specifications" which is attached hereto as Exhibit D). Notwithstanding the above, Subtenant shall have access to the Premises during Sublandlord’s Work in order to install and test its server equipment and perform minimal, Sublandlord and Landlord approved, modifications in the Premises, provided that such modifications do not interfere with Sublandlord’s Work.

Subtenant shall not make any improvements in or alterations or additions (collectively, "Alterations”) to the Premises without first obtaining Sublandlord's written consent, but as used herein "Alterations" shall not include decorations and minor, nonstructural alterations that do not affect Building systems. All Alterations shall be at the sole cost and expense of Subtenant and, except for Subtenant's trade fixtures, furniture and equipment shall become the property of Sublandlord and shall remain in and be surrendered with the Premises at the termination of this Sublease. However, Sublandlord, in its sole and absolute discretion, may elect to require Subtenant to remove from the Premises any or all Alterations upon the termination of the Sublease, and upon any such election (which must be made, if at all, at the time Sublandlord consents to the Alterations) Subtenant shall promptly do so and shall repair all damages occasioned by such removal and return the Premises to their original condition to Sublandlord's reasonable satisfaction, all at Subtenant's sole cost and expense.

All Alterations undertaken by Subtenant shall be performed by a contractor approved in advance by Sublandlord, according to plans approved in advance by Sublandlord. Subtenant shall cause all work to be done in a good and workmanlike manner using materials equal to or better than those used in the construction of the Premises and shall comply with or cause compliance with all laws and with any direction given by any public officer pursuant to law, including, without limitation, Title III of the Americans with Disabilities Act of 1990 as amended ("ADA"), as the same are in effect on the date hereof and may be hereafter modified, amended or supplemented. During construction, Subtenant or its general contractor shall procure and maintain in effect all insurance coverages required under the Master Lease and any additional insurance coverage required by Sublandlord at its reasonable discretion.

6.    Condition of Premises. Subtenant has thoroughly inspected the Premises and accepts them in their present condition, AS IS WITH ALL FAULTS (subject to completion of Sublandlord’s Work). Subtenant acknowledges that neither Sublandlord nor any agent of Sublandlord has made any representation as to the suitability of the Premises for the conduct of Subtenant's business. Subtenant and Sublandlord expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or any other kind arising out of this Sublease, and there are no warranties that extend beyond those expressly set forth in this Sublease.

7.    Landlord's Services. Under the Master Lease Landlord is obligated to provide Sublandlord with certain operating services, maintenance and repairs (collectively, "Landlord's Services"). To the extent Landlord's Services apply to the Premises, Subtenant shall have the benefit of such services. Sublandlord has no obligation to furnish any of Landlord's Services and will not be liable for any disruption or failure of such services. Upon receipt of written complaint from Subtenant, Sublandlord shall make demand upon Landlord to take all appropriate action for the correction of any defect, inadequacy or insufficiency in Landlord's provision of Landlord's Services. If necessary, upon written request of Subtenant, Sublandlord shall enforce its rights under the Master Lease to Landlord's Services for Subtenant's benefit (including any abatement of Minimum Rent and Additional Rent provided to Sublandlord under the Master Lease and applicable to the Premise in the event of interruption of services that continue for five (5) business days), or by litigation (if necessary), in which event Subtenant shall reimburse Sublandlord for the costs and expenses of such enforcement to the extent such costs and expenses are not recovered from Landlord.

8.    Subtenant's and Sublandlord's Maintenance and Repairs.

8.1    Maintenance of Premises. Subtenant shall, at its expense, maintain the Premises, including, without limitation, all improvements to the Premises, in substantially the same order, condition and repair as delivered to Subtenant, to the same extent required of Sublandlord under the Master Lease, excepting only reasonable wear and tear and damage by the elements.

8.2.    Repair of Building and Common Areas. Except for repairs required to be made by Landlord under the Master Lease, all repairs to the Property other than the Premises shall be coordinated by and through Sublandlord. To the extent the repairs are not paid for from Landlord's insurance, the costs of repair will be paid in the following manner:

(a)    The Premises. Subtenant shall pay for any repairs conducted in the Premises, unless such repairs are due to the negligence or willful misconduct of Sublandlord.

(b)    The Property other than the Premises. Subtenant shall pay for any repairs conducted in the Property to the extent the damage was caused by Subtenant or an employee, guest, or agent of Subtenant.

Subtenant shall promptly notify Sublandlord of any condition in the Property that is in need of repair.

9.    Use. Subtenant shall use the Premises as a business office only and for no other purposes whatsoever. Subtenant shall not do or permit anything to be done in or about the Property that will in any way interfere with the rights of Sublandlord or other occupants of the Building, or injure or annoy them, or use or allow the Property to be used for any unlawful purpose; nor shall Subtenant cause, maintain or permit any nuisance in, on or about the Property. Subtenant shall not commit or suffer to be committed any waste in or about the Property.

10.    Signs and Sign Restrictions. Sublandlord will provide Subtenant with Building standard signage, in the lobby directory and on the 6th floor, at Sublandlord’s expense. No other sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any door, wall or woodwork without Sublandlord's prior consent, which shall not be unreasonably withheld.

11.    Locks. Except for Subtenant’s server room, no additional locks shall be placed upon any doors of the Premises or Master Space without Sublandlord's consent, which shall not be unreasonably withheld. Keys will be furnished to each lock for access to the Premises at times as permitted by Sublandlord. At the termination of the Sublease, Subtenant shall surrender to Sublandlord all keys and security cards to the Premises and Master Space.

12.    Defaults. Any of the following occurrences shall constitute a default by Subtenant:

12.1    Failure to Pay Money When Due. If Subtenant fails to make any payment of rent, additional security deposit or any other payment required to be made by Subtenant hereunder, as and when due, for a three (3) business day period after written notice from Sublandlord.

12.2    Other Breaches. If Subtenant fails to observe or perform any other provision of this Sublease, including compliance with Landlord's Rules and Regulations, for a twenty (20) day period after written notice from Sublandlord (or as soon thereafter as is practicable, provided that Subtenant commences to cure the breach within such 20-day period and diligently prosecutes such cure to completion). The 20-day grace period shall not apply to Sublandlord’s right to exercise remedies under Section 13(a) with respect to Subtenant’s breach of its obligations to maintain unexpired insurance coverages in full compliance with Sections 5 and 14 of this Sublease.

13.    Remedies. If Subtenant commits a default under this Sublease which continues beyond any notice and cure period, Sublandlord may do any one or more of the following, in addition to pursuing its remedies under law:

(a)    Cure the default and charge the costs to Subtenant, in which case Subtenant shall pay such costs as additional rent promptly on demand, together with interest thereon at the rate of eighteen percent (18%) per year or the highest rate permitted by law, whichever is less.
(b)    Terminate this Sublease.

(c)    Enter and take possession of the Premises and remove Subtenant and all other persons and any property from the Premises, with process of law.

(d)    Hold Subtenant liable for and collect rent and other indebtedness owed by Subtenant to Sublandlord or rent that would have accrued during the remainder of the term had there been no default, less any sums Sublandlord receives by reletting the Premises.

(e)    Hold Subtenant liable for that part of the following sums paid by Sublandlord that are attributable to the remainder of the term:

(i)    Customary broker's fees incurred by Sublandlord in reletting part or all of the Premises;

(ii)    The cost of removing and storing Subtenant's property;

(iii)    The cost of repairs and alterations reasonably necessary to put the Premises in a condition reasonably acceptable to a new subtenant; and

(iv)    Other necessary and reasonable expenses incurred by Sublandlord in enforcing its remedies.

Sublandlord shall mitigate its damage by making reasonable efforts to relet the Premises on reasonable terms. Sublandlord may relet for a shorter or longer period of time than the Sublease term and make reasonably necessary repairs and alterations. All sums collected from reletting shall be applied first to Sublandlord's expenses of reletting described in Section 13(e), and then to the payment of amounts due from Subtenant to Sublandlord under this Sublease.

14.    Insurance. Subtenant shall, during any period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

14.1    Liability Insurance. A policy of general commercial liability insurance satisfying the requirements of the Master Lease regarding insurance to be carried by Sublandlord and naming both Sublandlord and Landlord as additional insureds. Such liability policy shall (a) insure against any and all claims or liability arising out of the use or maintenance of the Property under this Sublease, in an amount not less than Two Million Dollars ($2,000,000) per occurrence covering bodily injury to persons, including death, and damage to property; (b) insure the hazards of the Property and Subtenant's operations thereon, independent contractors, contractual liability (covering all indemnity provisions of this Sublease); and (c) contain a cross-liability provision and a provision that the insurance provided Sublandlord and Landlord hereunder shall be primary and non-contributing with any other insurance.

14.2    Property Damage Insurance. A fire and extended coverage insurance policy on the improvements to the Premises satisfying the requirements of the Master Lease regarding insurance to be carried by Sublandlord and naming both Sublandlord and Landlord as additional insureds as their interests may appear. Such policy shall (a) be a standard form of property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All-Risk") and sprinkler leakage, and (b) be upon all property owned by Subtenant, or for which Subtenant is legally liable, or that was installed at Subtenant's expense, and that is located at the Premises, including, but not limited to, furniture, fittings, installations, fixtures, and any other personal property of Subtenant, in an amount not less one hundred percent (100%) of the full replacement cost thereof.

14.3    General Requirements. All policies shall be written in a form (including amount of deductibles, if any) reasonably satisfactory to Sublandlord and shall be taken out with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "X" or better, as set forth in the most current issue of Best's Insurance Reports, but in any event not less than the rating required under the Master Lease.

Within ten (10) days after the execution of this Sublease, Subtenant shall deliver to Sublandlord copies of policies or certificates complying with this Sublease, in form reasonably satisfactory to Sublandlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Sublandlord. If Subtenant fails to obtain, maintain and/or provide evidence of insurance required hereunder, Sublandlord may obtain the same and Subtenant shall, upon demand, reimburse Sublandlord for the cost thereof. No such action by Sublandlord or reimbursement from Subtenant shall be a waiver of default or other remedies. In no event shall the limits of such policies be considered as limiting liability of Subtenant under this Sublease.

15.    Waiver of Recovery. Sublandlord and Subtenant each release and relieve the other, and waive their entire rights of recovery for loss or damage to property located within or constituting a part or all of the Property to the extent that the loss or damage is covered by (a) the injured party's insurance, or (b) the insurance the injured party is required to carry under Section 14, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Sublandlord or Subtenant, or their respective officers, directors, employees, agents, contractors, or invitees. Each of Sublandlord and Subtenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided, however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

16.    Risk. Except as otherwise expressly provided in this Section 16, all of Subtenant's personal property of any kind or description whatsoever in the Property shall be at Subtenant's sole risk. Sublandlord and Landlord shall not be liable for any damage done to or loss of such personal property, injury to person or damage or loss suffered by the business or occupation of Subtenant arising from any acts or neglect of co-tenants or other occupants of the Building, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinkler fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever unless and to the extent the damage is caused by the willful misconduct or negligence of Sublandlord or breach of Sublandlord's obligations under this Sublease.

17.    Liability of Sublandlord. Sublandlord's officers, directors and employees shall have no personal liability under this Sublease. Subtenant shall look first to rents, issues and profits from the Premises for the satisfaction of any judgment or decree against Sublandlord based upon any default under this Sublease, and then to other property or assets of Sublandlord, which shall only be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree.

18.    Indemnification. Subject to Section 15 above, Subtenant will defend, indemnify and hold harmless Sublandlord and Landlord from any claim, liability or suit, including attorney fees, on behalf of any party for any injury or damage occurring in or about the Master Space where such damage or injury was caused by any act, omission, negligence or intentional act of Subtenant or by Subtenant's agents, employees, servants, customers, clients, contractors, or invitees. Subject to Section 15 above, Sublandlord will defend, indemnify and hold harmless Subtenant from any claim, liability or suit, including attorney fees, on behalf of any party for any bodily injury or property damage occurring in or about the Master Space to the extent the damage or injury was caused by the act, omission or negligence of Sublandlord, its agents, employees, servants, customers, clients, contractors or invitees. The indemnification obligations contained in this Section shall not be limited by any worker's compensation, benefit or disability laws, and each indemnifying party hereby waives any immunity that the indemnifying party may have under the Industrial Insurance Act, Title 51 RCW and similar worker's compensation, benefit or disability laws. SUBLANDLORD AND SUBTENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS SUBLEASE THAT EACH OF THE INDEMNIFICATION PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED THOSE RELATING TO WORKER'S COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY SUBLANDLORD AND SUBTENANT.

19.    Casualty & Condemnation. Under certain circumstances described in the Master Lease, either Landlord or Sublandlord may terminate the Master Lease if there is a fire or other casualty damaging the Building or the Premises, or if there is a condemnation affecting the Building. Any such termination will automatically terminate this Sublease. If there is a fire or other casualty in the Premises that materially damages the Premises, either party may elect to terminate this Sublease within thirty (30) days following occurrence of the damage. Sublandlord's obligation to repair any damage to the Premises is limited to its obligation to do so under the Master Lease.

Rent will abate in proportion to the loss of use of the Premises caused by fire or other casualty.

20.    Master Lease.

20.1    Good Standing. Sublandlord represents and warrants that (a) the Master Lease is in good standing, (b) there are no agreements other than the Master Lease between Landlord and Sublandlord concerning the use of the Premises, and (c) to Sublandlord’s actual knowledge, Sublandlord has not received notice of any breach or default of the Master Lease by Sublandlord that has not been cured as of the date of this Sublease.

20.2    Subordination. This Sublease is subject and subordinate to the Master Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect the Property, and to any and all renewals, modifications, consolidations, replacements and extensions thereof. Sublandlord agrees not to effect any modification or amendment of the Master Lease that adversely affects the rights of Subtenant hereunder without the written consent of Subtenant (which consent shall be deemed granted if not refused within ten (10) business days of written request). Subtenant agrees, upon request of Sublandlord, at any time or times, to execute and deliver to Sublandlord any and all instruments as shall be required by Landlord to effect a subordination of this Sublease to the lien of a lender or ground lessor of the Master Landlord in accordance with and subject to the terms of the Master Lease.

20.3    Adherence to Terms of Master Lease; Indemnity. Subtenant agrees to be bound by all obligations and responsibilities of Sublandlord as tenant under the Master Lease as they pertain to the Premises, except to the extent contradicted by the express terms of this Sublease. Subtenant shall neither do nor permit anything to be done that would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Landlord under the Master Lease. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against all claims, damages and liability (including but not limited to actual attorneys’ fees) made or threatened against Sublandlord as a result of Subtenant’s breach of, or failure to abide by the terms of, this Sublease or of the Master Lease. Sublandlord shall neither do nor permit anything to be done that would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Landlord under the Master Lease. Sublandlord shall defend, indemnify and hold Subtenant harmless from and against all claims, damages and liability (including but not limited to actual attorneys’ fees) made or threatened against Subtenant as a result of Sublandlord’s breach of, or failure to abide by the terms of, this Sublease or of the Master Lease.

21.    Right of Entry. Upon reasonable prior notice to Subtenant (except in the case of emergency), Sublandlord shall have the right to enter the Premises, subject to such reasonable security and confidentiality requirements as Subtenant may require.

22.    Parking. Subtenant, its employees and invitees, shall have the right to use up to 1.2 unreserved parking stalls in the Building garage per 1000 rentable square feet of Premises at rates charged for such parking from time to time, subject to the terms of the Master Lease.

23.    Rules and Regulations. Subtenant shall observe at all times the reasonable rules and regulations promulgated by Landlord that are applicable to the Premises or any occupant thereof.

24.    Subletting/Assignment.

24.1    Sublandlord Consent. Subtenant shall not sublet the Premises or assign this Sublease or any part thereof for any period of time without the prior consent of the Landlord and without Sublandlord’s prior consent pursuant to and subject to the terms of the Master Lease. Such consent by Sublandlord shall not be unreasonably withheld or delayed except: (a) Sublandlord may withhold in its absolute and sole discretion consent to any mortgage, hypothecation, pledge or other encumbrance of any interest in this Sublease or the Premises by Subtenant, whereby this Sublease or any interest therein becomes collateral for any obligation of Subtenant; (b) Sublandlord may withhold in its absolute and sole discretion consent if Landlord does not consent to the proposed transfer; and (c) Sublandlord may withhold in its absolute and sole discretion consent if Sublandlord determines the proposed transferee is a business competitor of Sublandlord. It is agreed that any of the following factors, or any other reasonable factor, will be reasonable grounds for Sublandlord deciding whether to consent to Subtenant’s request: (i) occupancy by any proposed assignee, subtenant or other transferee is not consistent with the maintenance and operation of a Class A office building due to the nature of the proposed occupant's business or the manner of conducting its business or its experience or reputation in the community, (ii) occupancy by any proposed assignee, subtenant or other transferee is likely to cause disturbance to the normal use and occupancy of the Building by Sublandlord or other occupants; and (iii) notwithstanding that Subtenant or others remain liable under this Sublease, whether the proposed assignee, subtenant or other transferee has a net worth, financial strength and equal or greater than that of the Subtenant as of the Commencement Date or the effective date of the assignment or sublease, whichever is higher.

24.2    Permitted Transfers.

Notwithstanding anything to the contrary in this Sublease, Subtenant may, without Sublandlord’s prior written consent, but with prior notice to Sublandlord, assign this Sublease or sublet all or portions of the Premises to (i) a subsidiary, affiliate, parent or other entity which controls, is controlled by, or is under common control with, Subtenant; or to (ii) a successor corporation related to subtenant by merger, consolidation, or reorganization, or an entity that acquires all or substantially all of the assets of Subtenant, provided that the successor corporation or entity has a net worth at least equal to the greater of the net worth of Subtenant upon mutual execution of this Sublease or the net worth of Subtenant immediately prior to such merger, consolidation, or reorganization (any of the foregoing are referred to herein as "Permitted Transfers"). In the event of any assignment or subletting permitted by the foregoing sentence, a copy of the documentation effecting such permitted assignment or subletting shall be delivered to Sublandlord prior to the effective date thereof. In the case of a permitted assignment, the assignee shall expressly assume all of the obligations of Subtenant hereunder in an assumption agreement reasonably acceptable to Sublandlord. In the case of a permitted subletting, the subtenant shall expressly agree to comply with all of Subtenant's obligations under this Sublease applicable to the Premises and, at Sublandlord's option, will agree (except for the economic obligations which such subtenant will undertake directly to Subtenant) to attorn to Sublandlord under the terms of the sublease in the event this Sublease terminates before the sublease expires.

24.3    Recapture. In lieu of granting a consent to a proposed sublease, assignment or other transfer, and except for Permitted Transfers, Sublandlord reserves the right, within ten (10) days of receipt of a mutually executed sublease, assignment or other transfer, to terminate this Sublease or, in the case of a subletting of less than all the Premises, to terminate this Sublease with respect to such portion of the Premises, as of the proposed effective date of such subletting or assignment, in which event Sublandlord may enter into the relationship of landlord and tenant with any other person or entity (including the sublessee or assignee proposed by Subtenant) on such terms and conditions as Sublandlord may deem acceptable. If Sublandlord so elects to terminate this Sublease, Subtenant shall have the option, within the following ten (10) day period, to rescind its request for consent and keep this Sublease in full force and effect, in which case Sublandlord's termination shall be null and void.

24.4    Effect of Transfer. No subletting, assignment or other transfer under this Article 24 shall relieve Subtenant of any liability under this Sublease, and no consent to any such transfer shall operate as a waiver of the necessity for consent to a subsequent transfer. Subtenant promptly shall provide Sublandlord with copies of any instruments of transfer.

25.    Notice. Any notice in connection with this Sublease or termination thereof shall be in writing and be sent by certified mail or personally delivered to, in the case of Sublandlord:

Microsoft Corporation
One Microsoft Way
Redmond, Washington 98052-6399
Attention:      Jose Oncina,
General Manager, Real Estate & Facilities

With a copy to:
Microsoft Corporation
One Microsoft Way
Redmond, Washington 98052-6399
Attention:     Timothy R. Osborn,
Law and Corporate Affairs

Or, in the case of Subtenant:
Prior to the Commencement Date:

Dwango North America Corp.
200 West Mercer St., Suite 501
Seattle, WA 98119
Attn:              Chief Financial Officer

After the Commencement Date:

Dwango North America Corp.
2211 Elliott Ave, Suite 601
Seattle, WA
98101
Attention:     Chief Financial Officer,
Paul Quinn

Notice shall be deemed given when so delivered to Sublandlord or Subtenant (or on the date delivery is refused), or three (3) business days after it is placed, properly addressed with postage prepaid, in a depository for United States certified mail. Either party may provide for a different address by notifying the other party of said change as provided for herein. Subtenant agrees to deliver to Sublandlord, simultaneously with delivery to Landlord, a copy of any notice, demand, request, consent or approval Subtenant sends to Landlord. Each party agrees to promptly deliver to the other party a copy of any notice, demand, request, consent or approval received from Landlord and not transmitted directly to such other party which is relevant on its face to the rights and obligations hereunder of the other party.

26.    Estoppel Certificate. Upon Sublandlord's request, at any time and from time to time, Subtenant shall execute and deliver to Sublandlord:

(a)    An estoppel in favor of Landlord and Sublandlord in accordance with and subject to the terms of the Master Lease, and

(b)    Within ten (10) business days after receipt of the request, a written instrument, duly executed in favor of Sublandlord:

(i)    Certifying that this Sublease has not been amended or modified and is in full force and effect or, if there has been a modification or amendment, that this Sublease is in full force and effect as modified or amended, and stating the modifications or amendments;

(ii)    Specifying the date to which the rent has been paid;

(iii)    Stating whether, to Subtenant's best knowledge, Sublandlord is in default and, if so, stating the nature of the default; and

(iv)    Stating the commencement date of the term and whether any option to extend the term has been exercised.

27.    Surrender of Premises. Subtenant shall, on the last day of the term of this Sublease, or upon any earlier termination, remove all of its furniture, furnishings, personal property and equipment and surrender to Sublandlord the Premises and all improvements to the Premises broom clean in good order, condition and state of repair, reasonable wear and tear excepted, provided that Subtenant shall leave the Furniture in the Premises shown on Exhibit C in accordance with Section 1.2 above.

28.    Holding Over. If Subtenant holds over after expiration or termination of this Sublease without written consent of Sublandlord (which consent may be withheld in Sublandlord’s sole judgment), Subtenant shall pay two times the fixed minimum monthly rental in effect during the last month hereof and all other charges due hereunder for each month or any part thereof of any such holdover period. No holding over by Subtenant after the term of this Sublease shall operate to extend the Sublease term. In the event of any unauthorized holding over, Subtenant shall indemnify Sublandlord against all costs and claims for damages, including, without limitation, any claims for damages by any other tenant to whom Sublandlord or Landlord may have leased all or any part of the Premises.

If Subtenant holds over after expiration of the term of this Sublease, or after the Sublease is terminated, with Sublandlord's consent, Subtenant shall be deemed to be occupying the Premises under a month-to-month tenancy, and subject to all the terms, covenants and conditions of this Sublease (other than the term), except that minimum monthly rent shall be one hundred twenty-five percent (125%) of the minimum monthly rent for the last month of the term and the tenancy shall be terminable by either party on twenty (20) days written notice to the other party, effective as of the last day of a calendar month.

29.    Consent by Sublandlord. Whenever Sublandlord's consent or approval is required under this Sublease, such consent or approval may be withheld at Sublandlord's sole discretion, except as otherwise expressly provided in this Sublease.

30.    Successors and Assigns. Subject to the restriction contained in Section 24, the covenants and conditions contained in this Sublease shall bind the heirs, successors, executors, administrators and assigns of the parties.

31.    Brokers. Sublandlord and Subtenant each represents and warrants to the other that, other than David Milloy of Trammell Crow Company, which represents Sublandlord, and Chris Moe of GVA Kidder Mathews, which represents Subtenant (collectively, the "Brokers"), they did not deal with any broker in connection with this transaction. Sublandlord shall be solely responsible for the fees and commissions due to the Brokers pursuant to separate agreement. Each party agrees to indemnify and defend the other against any loss, cost or liability, including, without limitation, attorneys’ fees, in connection with the claims of any other broker arising from such party’s acts.

32.    Attorney Fees. In the event legal proceedings are initiated to enforce any provision of this Sublease, to recover any rent due under this Sublease, for the breach of any covenant or condition of this Sublease, or for the restitution of the Premises to the Sublandlord and/or eviction of the Subtenant, the prevailing party shall be entitled to recover, as an element of its cost of suit and not as damages, reasonable attorneys’ fees and costs to be fixed by the court.

33.    Entire Agreement, Merger and Waiver. This Sublease supersedes and cancels all previous negotiations, arrangements, offers, agreements or understandings, if any, between the parties. This Sublease expresses and contains the entire agreement of the parties and there are no express or implied representations, warranties or agreements between them, except as contained in this Sublease. This Sublease may not be modified, amended or supplemented except by a writing signed by both Sublandlord and Subtenant. No consent given or waiver made by Sublandlord of any breach of Subtenant of any provision of this Sublease shall operate or be construed in any manner as a waiver of any subsequent breach of the same or of any other provision.

34.    Captions. The captions of this Sublease are provided for convenience only and shall not be used in construing its meaning.

35.    Severability. If any provision of this Sublease is found to be unenforceable, the remainder of this Sublease shall not be affected thereby.

36.    Authority. If Subtenant is a corporation or partnership, each individual executing this Sublease on behalf of Subtenant represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of Subtenant and that this Sublease is binding upon Subtenant according to its terms. If Subtenant is a corporation, each individual executing this Sublease on behalf of Subtenant represents and warrants that his or her authorization to execute and deliver this Sublease was in accordance with a duly adopted resolution of Subtenant's Board of Directors and Subtenant's Bylaws. Concurrently with execution of this Sublease, Subtenant shall deliver to Sublandlord such evidence of authorization as Sublandlord may require.

37.    Sublandlord and Subtenant Relationship Only. Nothing contained in this Sublease shall be construed to create the relationship of principal and agent, partnership, joint venturer or any association between Sublandlord and Subtenant.

38.    Memorandum of Lease. This Sublease shall not be recorded, and no memorandum of this Sublease shall be recorded.

39.    Consent to Sublease by Landlord. Sublandlord’s obligations under this Sublease are subject to the consent of Landlord. Accordingly, it shall be a condition precedent of Sublandlord’s obligations hereunder that Sublandlord has obtained the consent of Landlord. Sublandlord and Subtenant hereby agree, for the benefit of Landlord, that this Sublease and Landlord’s consent hereto shall not (a) be deemed to have amended the Master Lease in any regard (unless Landlord shall have expressly agreed in writing to such amendment); or (b) be construed as a waiver of Landlord’s right to consent to an assignment of the Master Lease by Sublandlord or any further subletting of the Master Space, as and to the extent provided in the Master Lease. Landlord’s consent shall, however, be deemed to evidence Landlord’s agreement that Subtenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Landlord’s property if and to the extent that the Master Lease provides such waivers for the benefit of Sublandlord.

40.    Environmental.

(a)    Neither Subtenant nor its officers, directors, agents, contractors, employees or invitees will use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about the Premises, or off-site the Premises affecting the Property, or transport to or from the Premises, any Hazardous Substance except small amounts typically found in a class A office environment provided such use and disposal is in compliance with Environmental Laws. The term "Hazardous Substance" means any hazardous or toxic substance, material or waste, pollutants or contaminants, as defined, listed or regulated now or in the future by any federal, state or local law, ordinance, code, regulation, rule, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any environmental conditions, health or industrial hygiene, including without limitation, (i) chlorinated solvents, (ii) petroleum products or by-products, (iii) asbestos and (iv) polychlorinated biphenyls. The term "Environmental Law" means any federal, state or local law, statute, ordinance, regulation or order pertaining to health, industrial hygiene, environmental conditions or hazardous substances or materials including those defined in this Article as "Hazardous Substances."

(b)    Subtenant shall give prompt written notice to Sublandlord and Landlord of: any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Substance on the Premises; all claims made or threatened by any third party against Subtenant or the Premises relating to any loss or injury resulting from any Hazardous Substance; and Subtenant's discovery of any occurrence or condition on the Premises that could cause the Premises or any part thereof to be subject to any restrictions on occupancy, or use of the Premises under any Environmental Law.

(c)    Subtenant shall protect, indemnify, defend and hold harmless Sublandlord and Landlord and their directors, partners, officers, employees, agents, parents, subsidiaries, successors and assigns from any loss, damage, cost, expense or liability (including reasonable attorneys' fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, discharge, disposal or presence of a Hazardous Substance on the Premises or off-site of the Premises affecting the Property caused by Subtenant or its directors, partners, officers, employees, agents, contractors and invitees, including without limitation, the costs of any required or necessary repairs, cleanup or detoxification of the Premises and the preparation and implementation of any closure, remedial or other required plans.

41.    Waiver of Trial by Jury. Sublandlord and Subtenant each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, Subtenant's use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

SUBLANDLORD:

MICROSOFT CORPORATION, a Washington corporation

By:	/s/ Jose Oncina
Name: Jose Oncina Title: General Manager, Real Estate & Facilities

SUBTENANT:

DWANGO NORTH AMERICA CORP. A Nevada corporation

By:	/s/ J. Paul Quinn
Name: J. Paul Quinn Title: CFO

Sublandlord

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that ____________ is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the ____________ of Microsoft Corporation to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: ________________________

_______________________________________________________________
Notary Public
Print Name_______________________________________________________
My commission expires______________________________________________

(Use this space for notarial stamp/seal)

Subtenant

STATE OF WASHINGTON	)
) ss.
COUNTY OF ________________	)

I certify that I know or have satisfactory evidence that ________________________is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the _________________ of ________________________to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: ________________________

_______________________________________________________________
Notary Public
Print Name_______________________________________________________
My commission expires______________________________________________

(Use this space for notarial stamp/seal)

Exhibit A

MASTER LEASE

A-1

Exhibit B

THE PREMISES

B-1

Exhibit C

Furniture Inventory

C-1

Exhibit D

Plans and Specifications

D-1